     As filed with the Securities and Exchange Commission on April 30, 1999
                                                         Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                NETGRAVITY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                     77-0410283
   (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                                NETGRAVITY, INC.
                        1900 S. NORFOLK STREET, SUITE 150
                               SAN MATEO, CA 94403
                                 (650) 425-6000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ---------------------
                                 1998 STOCK PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            1998 DIRECTOR OPTION PLAN
                            (Full title of the plans)
                             ---------------------
                                 ERIC W. SPIVEY
                            CHIEF EXECUTIVE OFFICER
                                NETGRAVITY, INC.
                        1900 S. NORFOLK STREET, SUITE 150
                               SAN MATEO, CA 94403
                                 (650) 425-6000
       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                             ---------------------

                                    COPY TO:
                         CHRISTOPHER G. NICHOLSON, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                             ---------------------


                                            CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                                          PROPOSED
                                                                          MAXIMUM                PROPOSED
                                                  AMOUNT                  OFFERING               MAXIMUM              AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES TO             TO BE                   PRICE                AGGREGATE           REGISTRATION
              BE REGISTERED                    REGISTERED(1)             PER SHARE            OFFERING PRICE             FEE
----------------------------------------------------------------------------------------------------------------------------------
 1998 Stock Plan
 Common Stock, $0.001 par value per
 share                                                 679,494            36.66 (2)          $  24,907,871.81        $    6,924
----------------------------------------------------------------------------------------------------------------------------------
 1998 Employee Stock Purchase Plan
 Common Stock, $0.001 par value per
 share                                                 543,595            31.16 (3)          $  16,937,346.60        $    4,709
----------------------------------------------------------------------------------------------------------------------------------
 1998 Director Option Plan
 Common Stock, $0.001 par value per
 Share                                                 150,000            36.66 (2)          $   5,498,475.00        $    1,529
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL                                               1,373,089                                                       $   13,162
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under any of the 1998 Stock Plan, 1998 Employee Stock Purchase Plan and 1998 Director Option Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stocks split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, (the "SECURITIES ACT") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on April 29, 1999.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on April 29, 1999, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the 1998 Employee Stock Purchase Plan.

 STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES.

         The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 333-59983) (the "PREVIOUS FORM S-8"). The Previous Form S-8 was filed in connection with the 1995 Stock Option Plan, 1998 Stock Plan, 1998 Employee Stock Purchase Plan and 1998 Director Option Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1998 Stock Plan, 1998 Employee Stock Purchase Plan and 1998 Director Option Plan. The contents of the Previous Form S-8, including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.          EXHIBITS.
---------------  ---------------------------------------------------------------


        EXHIBIT
        NUMBER                           EXHIBIT DOCUMENT
------------------  ------------------------------------------------------------
         4.1 *      1998 Stock Plan

         4.2 *      1998 Employee Stock Purchase Plan

         4.3 *      1998 Director Option Plan

         5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation, as to the legality of securities being registered (Counsel of Registrant)

        23.1        Consent of KPMG LLP, Independent Auditors

        23.2        Consent of Counsel (contained in Exhibit 5.1)


         * Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (file No. 333-51007).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 30th day of April 1999.

                                     NETGRAVITY, INC.

                                     By: /S/ ERIC W. SPIVEY
                                        ----------------------------------------
                                             Eric W. Spivey,
                                             Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Danner and Stephen E. Recht, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying then confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                SIGNATURE                                              TITLE                              DATE
-------------------------------------       -----------------------------------------------------  ------------------
 /s/ ERIC W. SPIVEY                         Chief Executive Officer
--------------------------------------      (principal executive officer)                            April 30, 1999
Eric W. Spivey

 /s/ STEPHEN E. RECHT                       Chief Financial Officer and Secretary
--------------------------------------      (principal financial and accounting officer)             April 30, 1999
Stephen E. Recht

 /s/ JOHN W. DANNER                         Chairman of the Board                                    April 30, 1999
--------------------------------------
John W. Danner

/s/ J. SCOTT BRIGGS                        Director                                                  April 30, 1999
--------------------------------------
J. Scott Briggs

 /s/ JOHN D.D. KOHLER                       Director                                                 April 30, 1999
--------------------------------------
John D.D. Kohler

 /s/ AMNON LANDAN                           Director                                                 April 30, 1999
--------------------------------------
Amnon Landan

 /s/ JONATHAN D. LAZARUS                    Director                                                 April 30, 1999
--------------------------------------
Jonathan D. Lazarus

 /s/ ALEXANDER R. SLUSKY                    Director                                                 April 30, 1999
--------------------------------------
Alexander R. Slusky


                       REGISTRATION STATEMENT ON FORM S-8

                                NETGRAVITY, INC.

                                INDEX TO EXHIBITS


        EXHIBIT
         NUMBER                             EXHIBIT DOCUMENT
-------------------  ----------------------------------------------------------
         4.1 *       1998 Stock Plan

         4.2 *       1998 Employee Stock Purchase Plan

         4.3 *       1998 Director Option Plan

          5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                     Corporation, as to the legality of securities being registered (Counsel of Registrant)

          23.1       Consent of KPMG LLP, Independent Auditors

          23.2       Consent of Counsel (contained in Exhibit 5.1)


         * Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (file No. 333-51007).